EXHIBIT 99.1

NOTICE
July 17, 2003

                         Allegheny Energy, Inc. (“AYE”) announced today that it is seeking to issue and privately place to certain identified institutional accredited investors up to $300,000,000 in aggregate liquidation amount of Mandatorily Convertible Trust Preferred Securities issuable through Allegheny Capital Trust I (the “Trust”), a special purpose finance subsidiary of AYE. The preferred securities will represent preferred beneficial interests in the assets of the Trust and will mature on June 30, 2008. The ability of AYE to engage in the transaction is subject to receipt of required authorization from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended.

                         AYE will issue to the Trust its 11 7/8% Notes due 2008. The aggregate principal amount of the Notes will be identical to the aggregate liquidation amount of the Trust’s securities. The Notes will be issued together with attached warrants for the purchase of common stock of AYE. The warrants will not be separately transferable or otherwise detachable from the Notes. The warrants will be exercisable at a specified exercise price at any time at the option of the holder, and will be exercised automatically if AYE’s common stock achieves a specified price target above the exercise price. The Notes will be subject to subordination provisions in favor of the holders of certain of AYE’s and its subsidiaries’ senior credit facility indebtedness. The preferred securities’ payment terms will mirror the payment terms of the Notes and the preferred securities’ conversion terms will mirror the terms of the warrants. AYE will hold all of the Trust’s common securities. AYE also will enter into a guarantee agreement pursuant to which AYE will guarantee certain obligations of the Trust, and an expense agreement pursuant to which AYE will agree to meet the expenses and liabilities of the Trust. The notes, warrants, preferred securities, guarantee and common stock of AYE issuable upon the conversion of the preferred securities will be subject to a registration rights agreement.

                         None of the preferred securities, notes, warrants, guarantee or common stock of AYE issuable upon the conversion of the preferred securities will be registered under the Securities Act of 1933, as amended, or the securities laws of any state, and these securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act of 1933, as amended.

                         This notice does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

                         Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy’s operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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